     As filed with the Securities and Exchange Commission on April 1, 2002
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ___________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                   ___________

                               SANDISK CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                               77-0191793
   (State or other jurisdiction             (IRS Employer Identification No.)
  of incorporation or organization)

                                140 Caspian Court
                               Sunnyvale, CA 94089
               (Address of principal executive offices) (Zip Code)
                                   ___________

                   SANDISK CORPORATION 1995 STOCK OPTION PLAN,
                     AS AMENDED AND RESTATED JANUARY 2, 2002

                SANDISK CORPORATION EMPLOYEE STOCK PURCHASE PLAN,
                     AS AMENDED AND RESTATED JANUARY 2, 2002

         SANDISK CORPORATION INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN,
                     AS AMENDED AND RESTATED JANUARY 2, 2002

       SANDISK CORPORATION 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN,
                     AS AMENDED AND RESTATED JANUARY 2, 2002
                            (Full title of the Plans)
                                   ___________

                                 Dr. Eli Harari
                      President and Chief Executive Officer
                               SanDisk Corporation
                                140 Caspian Court
                               Sunnyvale, CA 94089
                     (Name and address of agent for service)
                                 (408) 542-0500
          (Telephone number, including area code, of agent for service)
                                   ___________

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                Proposed             Proposed
                                         Amount to be       Maximum Offering     Maximum Aggregate        Amount of
Title of Securities to be Registered     Registered(1)     Price per Share(2)    Offering Price(2)    Registration Fee
------------------------------------     -------------     ------------------    -----------------    ----------------

SanDisk Corporation 1995 Stock
Option Plan, as amended and
restated January 2, 2002

Common Stock, $0.001 par value           2,985,040 shares       $ 20.38            $ 60,835,115.20         $ 5,596.83
SanDisk Corporation Employee Stock
Purchase Plan, as amended and
restated January 2, 2002

Common Stock, $0.001 par value             244,396 shares       $ 20.38            $  4,980,790.48         $   458.23

SanDisk Corporation International
Employee Stock Purchase Plan, as
amended and restated January 2, 2002

Common Stock, $0.001 par value              50,000 shares       $ 20.38            $  1,019,000.00         $    93.75

SanDisk Corporation 1995
Non-Employee Directors Stock Option
Plan, as amended and restated
January 2, 2002

Common Stock, $0.001 par value             136,928 shares       $ 20.38            $  2,790,592.64         $   256.74

                                         3,416,364 shares                Aggregate Registration Fee        $ 6,405.55
======================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 1995 Stock Option Plan, as amended and restated January 2, 2002, Employee Stock Purchase Plan, as amended and restated January 2, 2002, International Employee Stock Purchase Plan, as amended and restated January 2, 2002 and 1995 Non-Employee Directors Stock Option Plan, as amended and restated January 2, 2002, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on March 26, 2002, as reported by the Nasdaq National Market.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

            SanDisk Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 28, 2002;

      (b) The Registrant's Registration Statement on Form 8-A and Form 8-A12G filed with the Commission on September 8, 1995, and April 28, 1997, respectively, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock and the Registrant's Series A Junior Participating Preferred Stock (the "Preferred Stock") and the associated rights of certain Common Stock holders to purchase the Preferred Stock.

            All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     With respect to securities to be offered to employees of the Registrant, the Registrant's Israeli subsidiaries, and the Registrant's Israeli branch office, SanDisk Israel Ltd., which is subject to the securities laws of the State of Israel, the following legend shall apply:

"THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL HAS EXEMPTED SANDISK CORPORATION", INC." FROM THE REQUIREMENT UNDER ISRAELI LAW TO OBTAIN A PERMIT WITH REGARD TO THIS FORM S-8. NOTHING IN THE EXEMPTION GRANTED SHALL BE CONSTRUED AS AUTHENTICATING THE MATTERS CONTAINED IN THIS FORM S-8 OR AN APPROVAL OF THEIR RELIABILITY OR ACCURACY OR AN EXPRESSION OF AN OPINION AS TO THE QUALITY OF THE SECURITIES OFFERED HEREBY."

Item 5. Interests of Named Experts and Counsel

      Not Applicable.

Item 6. Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide for permissible indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. However, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. However, this provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of fiduciary duty as a director for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) payment of dividends or approval of stock repurchases and redemptions that are unlawful under Delaware law and (iv) any transaction from which the director derived any improper personal benefit. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors which provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed

      Not Applicable.

Item 8. Exhibits

Exhibit Number    Exhibit
--------------    -------

       4.1 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statements on Form 8-A and Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

       5.1        Opinion and consent of Brobeck, Phleger & Harrison LLP.

      23.1        Consent of Ernst & Young LLP, Independent Auditors.

      23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.

      24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

      99.1 SanDisk Corporation 1995 Stock Option Plan, as amended and restated January 2, 2002.

      99.2 SanDisk Corporation Employee Stock Purchase Plan, as amended and restated January 2, 2002.

      99.3 SanDisk Corporation International Employee Stock Purchase Plan, as amended and restated January 2, 2002.

      99.4 SanDisk Corporation 1995 Non-Employee Directors Stock Option Plan, as amended and restated January 2, 2002.

Item 9. Undertakings

            A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option Plan, as amended and restated January 2, 2002, Employee Stock Purchase Plan, as amended and restated January 2, 2002, International Employee Stock Purchase Plan, as amended and restated January 2, 2002 and 1995 Non-Employee Directors Stock Option Plan, as amended and restated January 2, 2002.

            B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 1st day of April, 2002.

                                   SanDisk Corporation


                                   By: /s/ Michael Gray
                                       -----------------------------------------
                                         Michael Gray
                                         Vice President, Finance

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That the undersigned officers and directors of SanDisk Corporation, a Delaware corporation, do hereby constitute and appoint Dr. Eli Harari and Michael Gray, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title                                     Date
---------                            -----                                     ----


/s/ Dr. Eli Harari                   President, Chief Executive Officer   April 1, 2002
-----------------------------        and Director
Dr. Eli Harari                       (Principal Executive Officer)

/s/ Michael Gray                     Vice President, Finance              April 1, 2002
-----------------------------        (Principal Financial and
Michael Gray                         Accounting Officer)



/s/ Irwin Federman                   Chairman of the Board, Director      April 1, 2002
-----------------------------
Irwin Federman

                                     Director                             April 1, 2002
-----------------------------
William V. Campbell

                                     Director                             April 1, 2002
-----------------------------
Catherine P. Lego

/s/ Dr. James D. Meindl              Director                             April 1, 2002
-----------------------------
Dr. James D. Meindl

/s/ Alan F. Shugart                  Director                             April 1, 2002
-----------------------------
Alan F. Shugart

                                  EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------

       4.1 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statements on Form 8-A and Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

       5.1        Opinion and consent of Brobeck, Phleger & Harrison LLP.

      23.1        Consent of Ernst & Young LLP, Independent Auditors.

      23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.

      24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

      99.1 SanDisk Corporation 1995 Stock Option Plan, as amended and restated January 2, 2002.

      99.2 SanDisk Corporation Employee Stock Purchase Plan, as amended and restated January 2, 2002.

      99.3 SanDisk Corporation International Employee Stock Purchase Plan, as amended and restated January 2, 2002.

      99.4 SanDisk Corporation 1995 Non-Employee Directors Stock Option Plan, as amended and restated January 2, 2002.